Exhibit 8.1

August 8, 2025

Denali Capital Acquisition Corp.

437 Madison Avenue, 27th Floor

New York, NY 10022

Re:	Denali Capital Acquisition Corp. Ex. 8.1 Tax Opinion

Ladies and Gentlemen:

We have acted as counsel for Denali Capital Acquisition Corp., a Cayman Islands exempted company (or, after the Domestication, as defined below, a Delaware corporation) (“SPAC”), in connection with the Agreement and Plan of Merger, dated as of August 30, 2024, as amended by Amendment No. 1 thereto, dated as of April 16, 2025 and as further amended by Amendment No. 2 thereto, dated as of July 22, 2025 (as so amended, the “Merger Agreement”), by and among (i) SPAC, (ii) Denali Merger Sub Inc., a Delaware corporation (“Merger Sub”), and (iii) Semnur Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

Pursuant to the Merger Agreement, (i) SPAC shall effect a deregistration under the Companies Act (As Revised) of the Cayman Islands and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which the jurisdiction of incorporation for SPAC will be changed from the Cayman Islands to the State of Delaware (the “Domestication”) and (ii) immediately thereafter, Merger Sub, a wholly-owned subsidiary of SPAC, will merge with and into the Company with the Company surviving such merger as a wholly-owned subsidiary of SPAC (the “Merger”). In connection with the Registration Statement on Form S-4 (File No. 333-283019) initially filed by SPAC on November 6, 2024, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement (as amended and supplemented through the date hereof, the “Registration Statement”), you have requested our opinion as to certain U.S. federal income tax matters set forth in the section entitled “Material U.S. Federal Income Tax Consequences” (the “Tax Disclosure”).

In providing our opinion, we have examined the Merger Agreement, the Registration Statement and such other documents, records, and papers as we have deemed necessary or appropriate in order to give the opinion set forth herein. Further, in providing our opinion, we have assumed (without any independent investigation or review thereof) that:

(i) the Merger, Domestication, and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”) will be consummated in accordance with the provisions of the Merger Agreement and as described in the Registration Statement (and no covenants or conditions described therein and affecting this opinion will be waived or modified), and the Transactions will be effective under applicable corporate law as described in the Merger Agreement and the other agreements referred to therein;

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(ii) all of the information, facts, statements, representations, and covenants set forth in (A) the Merger Agreement, the Registration Statement, the other agreements referred to in the Merger Agreement and the Registration Statement, the registration statement filed in connection with SPAC’s initial public offering, and SPAC’s other public filings (collectively, the “Documents”), and (B) the representation letter of an officer of SPAC delivered to us for purposes of this opinion (the “Representation Letter”) are true, correct, and complete in all respects and will remain true, correct, and complete in all respects at all times up to and including the completion of the Transactions, and no actions have been taken or will be taken that are inconsistent with such factual statements, descriptions, or representations or that will make any such factual statements, descriptions, or representations untrue, incomplete, or incorrect through the consummation of the Mergers and the other Transactions;

(iii) any representations and statements made in any of the Documents or the Representation Letter qualified by knowledge, belief, or materiality (or comparable qualification) are true, complete, and correct in all respects and will continue to be true, complete, and correct in all respects at all times up to and including the completion of the Transactions, in each case without such qualification;

(iv) the Documents represent the entire understanding of the parties with respect to the Merger, Domestication, and the other Transactions, there are no other written or oral agreements regarding the Merger, Domestication, and the other Transactions other than the Merger Agreement and the other agreements referred to therein, and none of the material terms and conditions thereof have been or will be waived or modified;

(v) all documents, records, and papers submitted to us as originals (including signatures thereto) are authentic, all documents, records, and papers submitted to us as copies conform to the originals, all relevant documents, records, and papers have been or will be, as applicable, duly executed in the form presented to us, and all parties to such documents, records, and papers had or will have, as applicable, the requisite corporate powers and authority to enter into such documents, records, and papers and to undertake and consummate the Transactions; and

(vi) all applicable reporting requirements have been or will be satisfied.

If any of the assumptions described above are untrue for any reason, or if the Transactions are consummated in a manner that is different from the manner described in the Merger Agreement, the Registration Statement, or any of the other Documents, our opinion as expressed below may be adversely affected.

This opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the legislative history to the Code, the Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, case law, and such other authorities as we have considered relevant, all as in effect and publicly available as of the date hereof. The authorities upon which this opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and

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circumstances surrounding the Merger, Domestication, or the other Transactions, or any inaccuracy in the statements, facts, assumptions, and representations on which we have relied, may affect the continuing validity of this opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention (or to supplement or revise our opinion to address any such change or inaccuracy) subsequent to the date hereof. No opinion is expressed as to any transactions other than the Merger and Domestication occurring in connection with the Transactions or as to any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure and does not address the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” insofar as they address the material U.S. federal income tax considerations of the Merger and Domestication for beneficial owners of Denali Ordinary Shares and Warrants (each as defined in the Registration Statement) and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications and limitations stated herein and therein.

We are furnishing this opinion solely in connection with the filing of the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Winston & Strawn LLP